                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 4, 1999



                          Intrepid Capital Corporation
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                  333-66859             59-3546446
--------------------------------    ------------        -------------------
  (State or other jurisdiction      (Commission            (IRS Employer
         of incorporation)          File Number)         Identification No.)



  50 North Laura Street, Suite 3550, Jacksonville, Florida            32202
-------------------------------------------------------------------------------
       (Address of principal executive offices)                     (Zip Code)



                                 (904) 350-9999
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

         This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed on August 18, 1999 (the "Original 8-K") by Intrepid Capital Corporation (the "Company"). Capitalized terms used herein which are not otherwise defined herein are used with the respective meanings ascribed to them in the Original 8-K.

         As previously reported, on August 4, 1999, the Company acquired all of the outstanding capital stock of Ewing from the Ewing Shareholders. As of the date of the filing of the Original 8-K, it was impracticable for the Company to provide the financial statements required by Form 8-K. In accordance with General Instruction C. and Item 7 of Form 8-K, such financial statements are being filed with this Amendment No.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired. Included in this Current Report are the consolidated statements of financial condition, income, changes in stockholders' equity, changes in subordinated borrowings and cash flows of Ewing for the two-year period ended December 31, 1998, together with the notes thereto, which have been audited by the independent accounting firm of PricewaterhouseCoopers LLP, whose opinion thereon is included herein.

         (b) Pro Forma Financial Information. Included in this Current Report are the following unaudited pro forma financial statements, together with the notes thereto (the "Unaudited Pro Forma Consolidated Financial Statements"):

                  (i) Unaudited pro forma consolidated balance sheet as of June 30, 1999.

                  (ii) Unaudited pro forma consolidated statement of operations for the six-month period ended June 30, 1999.

                  (iii) Unaudited pro forma consolidated statement of operations for the year ended December 31, 1998.

                  The Unaudited Pro Forma Consolidated Financial Statements of the Company give effect to the consummation of the Share Purchase. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company's management believes are reasonable. The Share Purchase has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Consolidated Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Consolidated Financial Statements. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and Ewing and the related notes thereto.

         (c) Exhibits. The following is a list of the Exhibits attached hereto:

                  Exhibit No. 2             Share Purchase Agreement*
                  Exhibit No. 10.1          Subordinated Convertible Promissory Note*
                  Exhibit No. 10.2          Subordinated Convertible Promissory Note*
                  Exhibit No. 10.3          Subordinated Convertible Promissory Note*
                  Exhibit No. 10.4          Employment Agreement*
                  Exhibit No. 99            Press Release*
                  -----------------------
                  *  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          INTREPID CAPITAL CORPORATION


                                          By: /s/ Forrest Travis
                                             ----------------------------------
                                             Name:  Forrest Travis
                                             Title: President and Chief
                                                    Executive Officer


Dated:  October 18, 1999

                         INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
Consolidated statements of financial condition, income, changes in stockholders' equity, changes in subordinated borrowings and cash flows of
Ewing for the two-year period ended December 31, 1998, together with the notes thereto, which have been audited by the independent accounting firm of
PricewaterhouseCoopers LLP, whose opinion thereon is included herein...........................F-1


Unaudited pro forma consolidated balance sheet as of June 30, 1999.............................F-13

Unaudited pro forma  consolidated  statements  of  operations  for the six months ended
June 30, 1999 and for the year ended December 31, 1998.........................................F-14

Notes to the unaudited pro forma consolidated financial statements.............................F-16

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and the Board of Directors of Allen C. Ewing Financial Services, Inc.


In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of income, changes in stockholders' equity, changes in subordinated borrowings and cash flows present fairly, in all material respects, the financial position of Allen C. Ewing Financial Services, Inc. and Subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
February 12, 1999

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

                                                                         1998                     1997
                                                                      ---------               ----------
 ASSETS
 Cash and cash equivalents                                            $  314,042              $   58,955
 Restricted cash                                                         100,000                 100,000
 Corporate and government securities owned, at market value              829,987               1,065,806
 Due from correspondent clearing agents                                  194,411                 246,377
 Prepaid expenses and other assets                                        46,189                  22,053
 Income taxes receivable                                                  17,234                      --
 Deferred income taxes                                                     5,819                  16,412
 Furniture, equipment, and leasehold improvements, at cost, less accumulated depreciation and amortization of $132,816 and
     $107,020 in 1998 and 1997, respectively                              47,747                  73,543
                                                                      ----------              ----------

       Total assets                                                   $1,555,429              $1,583,146
                                                                      ==========              ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
   Accounts payable and accrued expenses                              $   44,583              $   37,717
   Accrued commissions                                                   159,981                 133,539
   Income tax payable                                                         --                  73,500
   Securities sold, not yet purchased, at market value                       749                  23,182
                                                                      ----------              ----------

     Total liabilities                                                   205,313                 267,938
                                                                      ----------              ----------

 Commitments and contingent liabilities (Notes 3, 4 and 7)

 Stockholders' equity:
   Common stock, $.10 par value; authorized 25,000 shares; 5,426
       issued and outstanding shares in 1998 and 1997                        543                     543
   Additional paid-in capital                                            536,332                 536,332
   Retained earnings                                                     813,241                 778,333
                                                                      ----------              ----------

     Total stockholders' equity                                        1,350,116               1,315,208
                                                                      ----------              ----------

       Total liabilities and stockholders' equity                     $1,555,429              $1,583,146
                                                                      ==========              ==========


  The accompanying notes are an integral part of these financial statements.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


                                                                          1998                   1997
 Revenues:
  Net trading and investment profits                                  $  152,480              $  317,833
  Securities commissions                                                 686,640                 758,530
  Underwriting fees and commissions                                      286,388                 597,014
  Fee income from corporate finance activities                           818,112               1,730,167
  Dividends, interest and other income                                    36,359                  76,577
                                                                      ----------              ----------

                                                                       1,979,979               3,480,121
                                                                      ----------              ----------
Expenses:
  Salaries, commissions and related expenses                           1,261,246               2,513,017
  Administrative operating expenses                                      399,255                 487,590
  Clearing expenses, correspondent firms                                 163,054                 172,193
  Office and equipment rentals                                           105,946                 120,312
  Interest expense                                                            13                  13,992
                                                                      ----------              ----------
                                                                       1,929,514               3,307,104
                                                                      ----------              ----------

Income before provision for income taxes                                  50,465                 173,017

Provision for income taxes                                                15,557                  51,045
                                                                      ----------              ----------
Net income                                                            $   34,908              $  121,972
                                                                      ==========              ==========





   The accompanying notes are an integral part of these financial statements.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


                                              COMMON           ADDITIONAL
                                             STOCK $.10         PAID-IN          RETAINED
                                             PAR VALUE          CAPITAL          EARNINGS            TOTAL
                                             ---------          -------          --------            -----
Balance, January 1, 1997                   $       395       $   388,979       $   719,030       $ 1,108,404

Conversion of subordinated debentures              200           199,800                --           200,000

Redemption of common stock                         (52)          (52,447)          (62,669)         (115,168)

Net income                                          --                --           121,972           121,972
                                           -----------       -----------       -----------       -----------

Balance, December 31, 1997                         543           536,332           778,333         1,315,208

Net income                                          --                --            34,908            34,908
                                           -----------       -----------       -----------       -----------

Balance, December 31, 1998                 $       543       $   536,332       $   813,241       $ 1,350,116
                                           ===========       ===========       ===========       ===========



   The accompanying notes are an integral part of these financial statements.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


Subordinated borrowings at January 1, 1997                 $ 300,000

Decreases:
  Conversion of subordinated debentures                     (200,000)
  Payment of subordinated note                              (100,000)
                                                           ---------
Subordinated borrowings at December 31, 1998 and 1997      $      --
                                                           =========



   The accompanying notes are an integral part of these financial statements.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

                                                                             1998           1997
                                                                             ----           ----
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                             $  34,908       $ 121,972
                                                                          ---------       ---------
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                           28,761          31,163
     Deferred income taxes                                                   10,593         (27,306)
     Change in assets and liabilities:
       Decrease (increase) in corporate and government securities
           owned, at market                                                 235,819        (193,661)
       Decrease in due from correspondent clearing agents                    51,966         246,710
       (Increase) decrease in prepaid expenses and other assets
           and income taxes receivable                                      (44,335)         64,170
       (Decrease) increase in accounts payable and accrued expenses         (40,192)         62,175
       (Decrease) increase in securities sold but not yet purchased,
           at market                                                        (22,433)         23,182
                                                                          ---------       ---------
       Total adjustments                                                    220,179         206,433
                                                                          ---------       ---------
           Net cash provided by operating activities                        255,087         328,405
                                                                          ---------       ---------
 Cash flows from investing activities:
   Purchases of furniture, equipment and leasehold improvements                  --         (23,648)
                                                                          ---------       ---------
           Net cash used in investing activities                                 --         (23,648)
                                                                          ---------       ---------
 Cash flows from financing activities:
   Repayment of convertible subordinated note                                    --        (100,000)
   Redemption of common stock                                                    --        (115,168)
   Payments on notes payable to stockholders                                     --        (100,000)
                                                                          ---------       ---------
           Net cash used in financing activities                                 --        (315,168)
                                                                          ---------       ---------
Net increase (decrease) in cash                                             255,087         (10,411)

Cash, beginning of year                                                      58,955          69,366
                                                                          ---------       ---------
Cash, end of year                                                         $ 314,042       $  58,955
                                                                          =========       =========

Supplemental disclosure of cash flow information:
 Cash paid interest                                                       $      13       $  17,775
                                                                          =========       =========
 Cash paid for income taxes                                               $  95,698       $   7,892
                                                                          =========       =========
See Note 7 for non-cash activities.


The accompanying notes are an integral part of these financial statements.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


1.   OWNERSHIP AND OPERATIONS

Allen C. Ewing Financial Services, Inc. (the Company) is a holding company whose operations are limited to the ownership of its subsidiaries. The Company's principal subsidiary, Allen C. Ewing & Co., engages in full service investment banking, including stock brokerage and investment research, underwriting, sales and trading, and corporate finance activities. Allen C. Ewing Financial Services, Inc. and its subsidiaries conduct business throughout the United States from offices located in the State of Florida.

2.   SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated subsidiaries at December 31, 1998 and 1997 include Allen C. Ewing & Co. (the Principal Subsidiary), Allen C. Ewing Mortgage and Realty, Inc., and Ewing Asset Management, Inc.

INCOME RECOGNITION

Securities transactions (and related commission revenues) are recorded on a settlement date basis, which is generally the third business day following the transaction date. Fees and other income are recorded as earned when collection is reasonably assured.

SECURITIES OWNED

Securities owned consist of corporate stocks, U.S. Treasury securities, and money market mutual fund shares at quoted market values. The cost of securities owned was $777,485 and $949,836 at December 31, 1998 and 1997, respectively. Net unrealized increases or decreases in market value are recognized in the accompanying consolidated statements of income.

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements are stated at cost. For financial statement purposes, depreciation of these assets is computed on the straight-line method using estimated useful lives; for leasehold improvements, amortization is computed on the straight-line method using estimated useful lives or the terms of the leases, whichever is shorter. Accelerated methods are used for income tax purposes. Upon sale or retirement, the costs and related depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


2.   SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

RESTRICTED CASH

Restricted cash consists of cash on deposit with the Principal Subsidiary's correspondent clearing agent.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist principally of cash and interest bearing investments with maturities of three months or less. For purposes of the consolidated statements of cash flows, all highly liquid investments are considered to be cash equivalents.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

The Company is engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty.

3.   OPERATING LEASES

The Principal Subsidiary leases office space, automobiles, and certain equipment under various noncancelable operating lease agreements.

Future minimum lease payments in subsequent years ending December 31, under these operating leases are as follows:

          1999                     $  62,247
          2000                         7,977
                                   ---------
                                   $  70,224
                                   =========

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


4.   RELATED PARTY TRANSACTIONS

The Principal Subsidiary previously entered into an agreement with Synagen Capital Partners, Inc. (Synagen), a stockholder of the Company, providing that Synagen would furnish office facilities and secretarial services for the Company's office in Orlando, Florida in exchange for 30% of the gross revenue received by the Principal Subsidiary's business originated through that office. The Principal Subsidiary paid Synagen approximately $69,000 and $490,000 in 1998 and 1997, respectively, under this agreement. In November 1997, this agreement was terminated with respect to engagement agreements entered into after the termination date. In addition, the Principal Subsidiary also reimburses Synagen for certain out-of-pocket expenses. Certain of the current or former directors, officers, and stockholders of Synagen are, or were during a portion of 1997, also directors, officers, or stockholders of the Company. In addition, the Principal Subsidiary received approximately $15,000 and $27,000 in consulting fee income from an affiliated entity for the years ended December 31, 1998 and 1997, respectively.

5.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET CREDIT RISK

In the normal course of business, the Principal Subsidiary's customer and correspondent clearance activities (customers) involve the execution, settlement and financing of various customer securities transactions. These activities may expose the Principal Subsidiary to off-balance-sheet risk in the event the customer is unable to fulfill its contracted obligations.

The Principal Subsidiary's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Principal Subsidiary's correspondent clearing agent extends credit to the customer, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customer's account. In connection with these activities, the Principal Subsidiary executes customer transactions which may include the sale of securities not yet purchased. Such transactions may expose the Principal Subsidiary to significant off-balance-sheet risk in the event cash and equity balances in the customer account are not sufficient to cover fully losses which the customer's account may incur. In the event the customer fails to satisfy its obligations, the Principal Subsidiary may be required to purchase or sell the financial instruments of the deficient customer, at prevailing market prices, in order to fulfill the customer's obligations.

In accordance with industry practice, the Principal Subsidiary records customer transactions on a settlement date basis, which is generally three business days after trade date. The Principal Subsidiary is therefore exposed to risk of loss on these transactions in the event of the customer's inability to meet the terms of its contracts, in which case the Principal Subsidiary may have to purchase or sell the financial instruments of the deficient customer, at prevailing market prices. Settlement of these transactions is not expected to have a material effect upon the Company's financial statements.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

6.   NET CAPITAL REQUIREMENTS

The Principal Subsidiary is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Securities and Exchange Commission is empowered to restrict the Principal Subsidiary's business activities should its net capital ratio exceed 15 to 1. Net capital and the related net capital ratio may fluctuate on a daily basis. As of December 31, 1998 and 1997, the Principal Subsidiary had net capital of $1,154,691 and $1,104,324 (as defined), respectively, and was subject to a net capital requirement of $250,000. At the same dates, the Principal Subsidiary's ratio of aggregate indebtedness to net capital was 0.19 to 1 and 0.26 to 1, respectively. Accordingly, at December 31, 1998 and 1997, the Principal Subsidiary was in compliance with the net capital requirement.

7.   CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE TO STOCKHOLDERS

As of December 31, 1996, the Company had convertible subordinated debentures (the Debentures) payable to certain of its stockholders. The Debentures were subordinated to all indebtedness for money borrowed by the Company from a recognized institutional lender that was evidenced by a promissory note, debenture, bond, or similar instrument, but specifically excluded any indebtedness arising pursuant to a lease. The proceeds from the sale of the Debentures were advanced to the Principal Subsidiary under a subordinated loan agreement which provided, among other things, that the loan could not be repaid by the Principal Subsidiary, and the subordinated loan agreement could not be terminated or modified, if the effect of such action would be to reduce the capital of the Principal Subsidiary below the amount required by rule 15c3-1. Effective February 10, 1997, the Company converted the amount due under this subordinated loan agreement into capital paid in excess of par value of the Principal Subsidiary.

The Debentures were uncollateralized and could be converted into common stock of the Company at the option of the holders at a conversion price of $100 per share, adjusted in certain instances, as described in the Debenture agreement. The Company converted the Debentures into common stock during February 1997.

The notes payable to stockholders were subject to interest at 10%, payable semi-annually. These notes were without collateral, due on demand, and contained no financial covenants. The notes were retired during 1997. The convertible subordinated note was subject to interest at 8%, payable quarterly, and matured on August 25, 1997. The note was without collateral and was subordinated to all indebtedness for money borrowed by the Company from a recognized institutional lender that was evidenced by a promissory note, debenture, bond, or similar instrument, but specifically excluded any indebtedness arising under a lease. The note was payable to an individual who was an officer and director of the Company.

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


8.   INCOME TAXES

Reconciliation of the effective income tax rate and the federal statutory rate for the years ended December 31, 1998 and 1997 is as follows:


                                                                      1998       1997

Federal statutory rate                                                  34%        34%
State tax net of federal benefit                                         4%         4%
Benefit of graduated tax rates                                          (9)%       (2)%
Items principally consisting of nondeductible expenses, dividends
    received deduction, and other items                                  2%        (5)%
                                                                      ----       ----
    Effective income tax rate                                           31%        31%
                                                                      ====       ====



     Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the assets or liabilities from period to period. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company's deferred income tax asset primarily arises from an increase in accrued expenses not deductible for tax purposes. The provision for income taxes includes a provision for deferred taxes of approximately $10,000 in 1998 and a benefit for deferred taxes of approximately $27,000 in 1997. The Company files a consolidated income tax return.

9.   STOCK OPTIONS

     During 1993, the Company adopted a stock option plan (the 1993 Plan) covering 1,000 shares of common stock. Options may be granted under the plan to certain key employees at 100% of the fair market value (as defined) at the date of the grant. These options have a term of five years from the date of grant and will become exercisable with respect to one-third of the shares one year after the date of grant, two-thirds of the shares two years after the date of grant, and all the shares three years after the date of grant (with acceleration in full upon any change in control of the Company).

ALLEN C. EWING FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


9.   STOCK OPTIONS, CONTINUED

A summary to the options granted, exercised and cancelled is as follows:


                                                        1997      1996
Options granted and outstanding at December 31, 1996      100       271
Less:  options cancelled                                   --      (271)
                                                      -------   -------
Options exercisable at December 31, 1997                  100        --
                                                      =======   =======
Options exercisable at December 31, 1998                  100        --
                                                      =======   =======
Price of options granted                              $242.39   $222.03
                                                      =======   =======


                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES

                      Pro Forma Consolidated Balance Sheet
                                  June 30, 1999
                                   (unaudited)


                                                             ICAP             EWING          PRO FORMA          ADJUSTED
          ASSETS                                          HISTORICAL        HISTORICAL      ADJUSTMENTS       CONSOLIDATED
                                                          ----------        ----------      -----------       ------------
Current assets:
    Cash and cash equivalents                           $    510,680           228,961          (56,120) (1)      683,521
    Investments, at fair value                             2,121,561           880,048               --         3,001,609
    Accounts                                                 298,118           416,113               --           714,231
    Inventories                                              103,122                --               --           103,122
    Prepaid and other assets                                  50,113            42,783          (51,754) (3)       41,142
                                                        ------------        ----------       ----------       -----------
          Total current assets                             3,083,594         1,567,905         (107,874)        4,543,625

Property, plant, and equipment, net                          146,113            45,550               --           191,663
Goodwill, less accumulated amortization                      979,731                --           59,793  (2)    1,039,524
Other assets                                                  68,287                --               --            68,287
                                                        ------------        ----------       ----------       -----------
          Total assets                                  $  4,277,725         1,613,455          (48,081)        5,843,099
                                                        ============        ==========       ==========       ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current
    Accounts                                            $    182,227            13,790               --           196,017
    Accrued                                                  159,236            54,865           62,836  (3)      276,937
    Margin loan                                              836,622                --               --           836,622
    Current portion of notes payable                              --                --          300,000  (1)      300,000
    Income taxes                                             560,634            63,020               --           623,654
    Securities sold but not yet purchased, at fair                --            20,863               --            20,863
    Other                                                    102,906                --               --           102,906
                                                        ------------        ----------       ----------       -----------
          Total current liabilities                        1,841,625           152,538          362,836         2,356,999

Notes payable, less current portion                               --                --        1,050,000  (1)    1,050,000

          Total liabilities                                1,841,625           152,538        1,412,836         3,406,999
                                                        ------------        ----------       ----------       -----------
Stockholders'
    Common stock                                              22,155               543             (543) (4)       22,155
    Treasury stock at cost, 1,000 shares at June 30,          (3,669)               --               --            (3,669)
    Additional paid-in capital                             2,481,320           536,332         (536,332) (4)    2,481,320
    Retained earnings (Accumulated deficit)                  (63,706)          924,042         (924,042) (4)      (63,706)
                                                        ------------        ----------       ----------       -----------
          Total stockholders' equity                       2,436,100         1,460,917       (1,460,917)        2,436,100
                                                        ------------        ----------       ----------       -----------
                                                        $  4,277,725         1,613,455          (48,081)        5,843,099
                                                        ============        ==========       ==========       ===========


See accompanying notes to pro forma consolidated financial statements.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Consolidated Statement of Operations
                      Six month period ended June 30, 1999
                                   (unaudited)


                                                               ICAP             EWING           PRO FORMA           ADJUSTED
                                                            HISTORICAL        HISTORICAL       ADJUSTMENTS        CONSOLIDATED
                                                            ----------        ----------       -----------        ------------
Revenues:
      Securities commissions                             $     833,110           292,710                --          1,125,820
      Asset management fees                                    434,040                --                --            434,040
      Investment banking fees                                       --           467,965                --            467,965
      Net trading and investment                                    --           392,437                --            392,437
      Unrealized gains on                                       40,599                --                --             40,599
      Resinous material sales                                1,129,127                --                --          1,129,127
      Other                                                     42,152            19,742                --             61,894
                                                         -------------       -----------         ---------        -----------
                         Total revenues                      2,479,028         1,172,854                --          3,651,882
                                                         -------------       -----------         ---------        -----------

Expenses:
      Salaries and employee                                  1,107,873           693,755                --          1,801,628
      Brokerage and clearing                                   241,797            84,352                --            326,149
      Cost of resinous material                                553,469                --                --            553,469
      Outside manager expense                                       --                --                --                 --
      Advertising and marketing                                142,244                --                --            142,244
      Professional and regulatory                              158,924                --                --            158,924
      Occupancy and maintenance                                 91,965            95,407                --            187,372
      Depreciation and                                          58,575                --             1,993 (2)         60,568
      Interest expense                                          13,590             2,251            47,515 (5)         63,356
      Other                                                    154,224           118,854                --            273,078
                                                         -------------       -----------         ---------        -----------
                         Total expenses                      2,522,661           994,619            49,508          3,566,788
                                                         -------------       -----------         ---------        -----------
                         Income (loss) before                  (43,633)          178,235           (49,508)            85,094

Income tax expense                                                  --            67,436           (35,415)(6)         32,021
                                                         -------------       -----------         ---------        -----------
                         Net income (loss)               $     (43,633)          110,799           (14,093)            53,073
                                                         =============       ===========         =========        ===========
Basic net income (loss) per share                        $       (0.02)                                                  0.02
                                                         =============                                            ===========
Diluted net income (loss) per                            $       (0.02)                                                  0.02
                                                         =============                                            ===========
Basic weighted average shares outstanding                    2,214,647                                              2,214,647
                                                         =============                                            ===========
Diluted weighted average shares outstanding                  2,214,647                                              2,214,647
                                                         =============                                            ===========


See accompanying notes to pro forma consolidated financial statements.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Consolidated Statement of Operations
                          Year ended December 31, 1998
                                   (unaudited)


                                                                 ICAP             EWING            PRO FORMA          ADJUSTED
                                                              HISTORICAL        HISTORICAL        ADJUSTMENTS       CONSOLIDATED
                                                              ----------        ----------        -----------       ------------
Revenues:
      Securities commissions                                $   1,728,036           686,640                --          2,414,676
      Asset management fees                                       791,237                --                --            791,237
      Investment banking fees                                          --         1,104,500                --          1,104,500
      Net trading and investment profits                               --           152,480                --            152,480
      Outside manager income                                       27,917                --                --             27,917
      Unrealized gains on investments                              50,445                --                --             50,445
      Resinous material sales                                     104,244                --                --            104,244
      Other                                                        57,692            36,359                --             94,051
                                                            -------------        ----------         ---------         ----------
                               Total revenues                   2,759,571         1,979,979                --          4,739,550
                                                            -------------        ----------         ---------         ----------
Expenses:
      Salaries and employee benefits                            1,568,854         1,261,246                --          2,830,100
      Brokerage and clearing                                      585,307           163,054                --            748,361
      Cost of resinous material sales                              51,220                --                --             51,220
      Outside manager expense                                      27,917                --                --             27,917
      Advertising and marketing                                    81,130                --                --             81,130
      Professional and regulatory fees                            127,375                --                --            127,375
      Occupancy and maintenance                                    89,060           105,946                --            195,006
      Depreciation and amortization                                32,562                --             3,986 (2)         36,548
      Interest expense                                             23,838                13            95,030 (5)        118,881
      Other                                                       191,983           399,255                --            591,238
                                                            -------------        ----------         ---------         ----------
                               Total expenses                   2,779,246         1,929,514            99,016          4,807,776
                                                            -------------        ----------         ---------         ----------
                               Income (loss) before               (19,675)           50,465           (99,016)           (68,226)

Income tax expense (benefit)                                          398            15,557           (41,628)(6)        (25,673)
                                                            -------------        ----------         ---------         ----------
                               Net income (loss)            $     (20,073)           34,908           (57,388)           (42,553)
                                                            =============        ==========         =========         ==========
Basic net income (loss) per share                           $      (0.02)                                                  (0.03)
                                                            =============                                             ==========
Diluted net income (loss) per share                         $      (0.02)                                                  (0.03)
                                                            =============                                             ==========
Basic weighted average shares outstanding                       1,252,893                                              1,252,893
                                                            =============                                             ==========
Diluted weighted average shares outstanding                     1,252,893                                              1,252,893
                                                            =============                                             ==========


See accompanying notes to pro forma consolidated financial statements.

                  INTREPID CAPITAL CORPORATION AND SUBSIDIARIES
              Notes to Pro Forma Consolidated Financial Statements



(1) The unaudited pro forma consolidated financial statements set forth the pro forma balance sheet at June 30, 1999 and the pro forma statements of operations for the year ended December 31, 1998 and the six month period ended June 30, 1999. The statements of operations reflect the effects of the acquisition as though the transactions had occurred at the beginning of the periods presented, and the balance sheet assumes the acquisition occurred at the balance sheet date presented. On August 4, 1999, the Company acquired all of the outstanding capital stock of Allen C. Ewing Financial Services, Inc ("Ewing"). The Company acquired Ewing for a total purchase price of $1,422,477. The Company financed the purchase by borrowing $1,000,000 from a bank and issuing $350,000 in promissory notes to the former Ewing shareholders. The acquisition will be accounted for under the purchase method of accounting. The unaudited pro forma consolidated financial statements do not reflect any cost savings or increased revenues anticipated as a result of the acquisition.

(2) Goodwill has been reflected for the excess of the estimated purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed. Goodwill amortization is on a straight line basis over 15 years.

(3)    Adjusts prepaid assets and accrued expenses to their fair values.

(4)    Eliminate the equity of Ewing for consolidation of the Company.

(5) Interest expense has been increased to reflect the effect of financing the purchase with the debt borrowed from a bank at 6.703% and a rate of 8.000% for the promissory notes.

(6) Adjustments to income tax expense reflect the impact of consolidated taxes at a blended statutory rate of 37.63%.